Exhibit 99.1

PROXY CARD

Black Hawk Acquisition Corporation

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Notice”) and the Joint Proxy Statement/Consent Solicitation Statement/Prospectus (the “Proxy Statement”), and hereby appoints ___________ and ___________, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of the stockholders of Black Hawk Acquisition Corporation, (the “Company”) to be held virtually on ___________, 2026, at ___ [a.m./p.m.] Eastern Time, accessible at https://www. [_______], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on _________, 2026, at ______ [a.m./p.m.] Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

BLACK HAWK ACQUISITION CORPORATION,

THE BOARD OF DIRECTORS OF BLACK HAWK ACQUISITION CORPORATION, RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 8.

(1)	Proposal 1 – The Business Combination Proposal - To approve, by ordinary resolution, the Business Combination Agreement, dated as of April 26, 2025, attached to the accompanying proxy statement/prospectus as Annex A (as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among Black Hawk, Vesicor Therapeutics, Inc., a California corporation (“Vesicor”), BH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Black Hawk (“Merger Sub”) pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) and at least one day following the Domestication (as defined below), Merger Sub will merge with and into Vesicor, as a result of which Vesicor will be the surviving company and a wholly-owned subsidiary of Black Hawk. The transactions contemplated by the Business Combination Agreement are described in more detail in the accompanying proxy statement/prospectus and are referred to as the “Business Combination.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 – The Domestication Proposal - To approve, by special resolution, a change in the corporate domicile of Black Hawk, which will be accomplished by way of deregistering Black Hawk as an exempted company registered under the laws of the Cayman Islands and registering Black Hawk by way of continuation and domestication as a corporation under the laws of the State of Delaware (the “Domestication”). The Domestication will be effected at least one day prior to the Closing by Black Hawk filing a certificate of corporate domestication and the proposed new certificate of incorporation of PubCo, as the post-Business Combination company (the “Proposed Certificate of Incorporation”) with the Secretary of State of the State of Delaware and filing an application to deregister with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, Black Hawk will continue as a Delaware corporation and under the corporate name “Vesicor Therapeutics Holdings, Inc.” (“PubCo”). All outstanding securities of Black Hawk will convert into outstanding securities of PubCo as described in more detail in the accompanying proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3 – The Organizational Documents Proposal - To approve by special resolution and adopt with effect from the Domestication the Proposed Certificate of Incorporation and the Proposed Bylaws of PubCo, as the post-Business Combination company (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Organizational Documents”) in connection with the Domestication. The form of each of the Proposed Certificate of Incorporation and the Proposed Bylaws. The form of each of the Proposed Certificate of Incorporation and the Proposed Bylaws is attached to the accompanying proxy statement/prospectus as Annex B and Annex C, respectively.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposals 4 – The Director Proposal - To approve, by ordinary resolution, the election of directors to serve on the PubCo board of directors until their respective successors are duly elected and qualified.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5 – The Nasdaq Proposal - To approve, by ordinary resolution, for purposes of complying with applicable listing rules of Nasdaq, the issuance of shares of common stock of PubCo in connection with the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6 – The Incentive Plan Proposal - To approve, by ordinary resolution, the PubCo 2026 Equity Incentive Plan (the “2026 EIP”). A form of the 2026 EIP is attached to the accompanying proxy statement/prospectus as Annex E.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal 7 – The NTA Proposal - To approve, by special resolution, an amendment to the Current Charter in the form set forth in Annex F to the accompanying proxy statement/prospectus, to remove the requirement that Black Hawk maintain net tangible assets of at least $5,000,001 upon the consummation of a business combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal 8 – The Adjournment Proposal - To approve, by ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary or desirable, at the determination of the Black Hawk Board, to permit further time to consummate the Domestication and the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If stocks are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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